9
SMS Colorado
2
nd
Quarter Financial Results
($ in 000’s)
2009 2010 2010 2010
Colorado
Pro Forma
Colorado Strongsville Total Medical
Net Sales
$         6,990
$    11,356 $    14,294 $    25,650
Gross Profit
(99)
1,765 2,025 3,790
Gross Margin -1.4% 15.5% 14.2% 14.8%
Operating Income (Loss)
(430)
1,110 740 1,850
Operating Margin -6.2% 9.8% 5.2% 7.2%
Net Income (Loss)
$             (44)
$      1,204 $         722   $      1,926
Net Profit Margin
-0.6%
10.6% 5.1% 7.5%
3 months ending Dec 31,
Exhibit 99.3